Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of InSight Health Services Holdings Corp. (the “Company”) for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Bret W. Jorgenson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)                                  the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bret W. Jorgensen
Bret W. Jorgensen
President and Chief Executive Officer
September 22, 2005

The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350, and is not being field for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, as is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.